UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2026

VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way,
Reston,	Virginia	20190
(Address of principal executive offices)		(Zip Code)
(703) 948-3200
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VRSN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the Annual Meeting of Stockholders of VeriSign, Inc. (the “Company”) held on May 21, 2026, the Company’s stockholders approved the Amendment and Restatement of the VeriSign, Inc. 2006 Equity Incentive Plan (the “Amended 2006 Plan”). The Company’s Board of Directors previously approved the Amended 2006 Plan, subject to stockholder approval.
The Amended 2006 Plan will extend the termination date of the 2006 Plan to May 21, 2036, and also makes certain technical and administrative revisions to the plan document, including the removal of certain provisions related to Section 162(m) that are no longer relevant, and clarifying that the prohibition on paying cash in exchange for the cancellation of an outstanding award applies only to underwater options or stock appreciation rights. The Amended 2006 Plan does not increase the number of shares available for grant under the Plan.
The Amended 2006 Plan is described in Proposal No. 3 in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 10, 2026 (“2026 Proxy Statement”). The descriptions of the Amended 2006 Plan contained herein and in the 2026 Proxy Statement are qualified in their entirety by reference to the full text of the Amended 2006 Plan, a copy of the Amended 2006 Plan is attached as Exhibit 10.01 and is incorporated by reference herein.
Item 5.07    Submission of Matters to a Vote of Security Holders.
At the 2026 Annual Meeting, the Company’s stockholders voted on five proposals as described below.
Proposal No. 1 – Election of Directors
The Company’s stockholders elected the nominees listed below as directors of the Company, each to serve until the Company’s next annual meeting of stockholders, or until a successor has been elected and qualified or until the director’s earlier resignation or removal. The voting results were as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
D. James Bidzos	71,313,798	4,928,619	327,965	5,136,483
Courtney D. Armstrong	75,594,369	940,840	35,173	5,136,483
Yehuda Ari Buchalter	74,589,944	1,949,703	30,735	5,136,483
Kathleen A. Cote	69,148,982	5,570,904	1,850,496	5,136,483
Matthew J. Desch	55,667,984	20,863,958	38,440	5,136,483
Jamie S. Gorelick	67,793,746	8,732,757	43,879	5,136,483
Debra W. McCann	76,105,017	430,335	35,030	5,136,483
Proposal No. 2 – To Approve, on a Non-Binding, Advisory Basis, the Company’s Executive Compensation
The Company’s stockholders approved, on a non-binding, advisory basis, the Company’s executive compensation. The voting results were as follows:

For:	73,151,707
Against:	3,213,712
Abstain:	204,963
Broker Non-Votes:	5,136,483
Proposal No. 3 – Approval of the Amendment and Restatement of the Company's 2006 Equity Incentive Plan
The Company's stockholders approved the Amendment and Restatement of the 2006 Equity Incentive Plan. The voting results were as follows:

For:	74,722,565
Against:	1,656,604
Abstain:	191,213
Broker Non-Votes:	5,136,483

Proposal No. 4 – Ratification of the Selection of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The voting results were as follows:

For:	76,128,673
Against:	5,532,200
Abstain:	45,992
Proposal No. 5 – Stockholder Proposal Regarding Independent Board Chairman Policy
The Company's stockholders voted against a stockholder proposal regarding a policy to require an independent board chairman. The voting results were as follows:

For:	17,816,830
Against:	58,611,011
Abstain:	142,541
Broker Non-Votes:	5,136,483
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

10.01	Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: May 21, 2026	By:	/s/ Thomas C. Indelicarto
Thomas C. Indelicarto
Executive Vice President, General Counsel and Secretary